                                                                   Exhibit 10.41

                              EXECUTIVE AGREEMENT
                              -------------------


     EXECUTIVE AGREEMENT (this "Agreement") effective as of October 1, 1997, by and between Dade Behring Holdings, Inc., a Delaware corporation (the "Company") and Jim Reid-Anderson ("Executive"). Capitalized terms used in this Agreement without definition herein shall have the meaning given to such terms in the Plan (as defined below).

     Pursuant to the Company's 1997 Executive Stock Purchase and Option Plan (the "Plan"), the Company and Executive desire to enter into an agreement pursuant to which the Company will grant to Executive options to acquire 20,000 shares of Common, which options will be subject to time vesting (the "Time Options"). The Time Options are sometimes hereinafter referred to individually as an "Option" and collectively as the "Options." All shares of Common Stock now or hereafter acquired by Executive pursuant to the Plan are referred to herein as the "Executive Stock".

     The parties hereto agree as follows:

     1.   Stock Options.

     (a) Time Option Grants. The Company hereby grants to Executive, pursuant to the Plan, the Time Options to purchase 20,000 shares of Common (the "Time Options") with an exercise price per share of $16.00 (the "Option Price"). The shares issued upon exercise of the Time Options are referred to herein as the "Time Option Shares". The number of Time Option Shares and the Option Price will be equitably adjusted for any stock split, stock dividend, reclassification or recapitalization of the Company which occurs subsequent to the date of this Agreement.

     (b) Exercisability. Notwithstanding any provision to the contrary in the Plan, on each date set forth below, the Time Options will vest, and thus become exercisable with respect to the cumulative percentage of Time Option Shares set forth opposite such date if Executive is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through such date:

                                   Cumulative Percentage
                      Date         of Time Options Vested
                      ----         ----------------------
                 June 30, 1998                50%

                 December 31, 1998            75%

                 December 31, 1999           100%

; provided that upon any Change in Control (as defined below) or the consummation of an Approved Sale of the Company (as defined in paragraph 6 below), so long as Executive was employed by the Company or any of its Subsidiaries on the day immediately prior to such Change in Control or consummation of the Approved Sale, as the case may be, 100% of the Time Options granted to Executive shall become vested and immediately exercisable (including any Time Options previously vested pursuant to this paragraph 1(b)). For purposes hereof, a "Change in Control" shall be deemed to occur upon the first date that the Investors and their affiliates collectively cease to own at least 50% of the aggregate number of shares of common stock of the Company that they own on the date hereof (as adjusted for stock splits, stock dividends and recapitalization and for exchanges in connection with a merger, consolidation, reorganization or sale).

     (c) Securities Laws Restrictions. Executive represents that when Executive exercises the Options he will be purchasing Executive Stock for Executive's own account and not on behalf of others. Executive understands and acknowledges that federal and state securities laws govern and restrict Executive's right to offer, sell or otherwise dispose of any Executive Stock unless Executive's offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. Executive agrees that he will not offer, sell or otherwise dispose of any Executive Stock in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Executive further understands that the certificates for any Executive Stock Executive purchases will bear the legend set forth in paragraph 4 hereof or such other legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

     (d) Expiration. The Options will expire on the earlier of the tenth anniversary of the date hereof or the date of termination of Executive's employment with the Company or any of its Subsidiaries for any reason (the "Termination Date"); provided that any portion of the Options which has not vested and become exercisable prior to the Termination Date shall expire on the Termination Date and may not be exercised under any circumstance; provided further that any portion of the Options which has vested and become exercisable prior to the Termination Date pursuant to the terms of the Plan and this Agreement will expire on the earlier of (i) (A) 30 days after the Termination Date if Executive's employment with the Company or any of its Subsidiaries is terminated for Cause (as defined in subparagraph (g) below) or due to Executive's resignation and (B) three years after the Termination Date if Executive's employment with the Company or any of its Subsidiaries is terminated for any reason other than as specified in clause (A) above and (ii) the tenth anniversary of the date hereof. In the event of Executive's death or Disability (as defined in subparagraph (h) below) the portion of the unvested Options which would have vested pursuant to paragraph 1(b) on the next succeeding vesting date after the date of such death or Disability had Executive still been employed by the Company on such date shall be deemed to have vested.

     (e) Non-Transferability of Option. The Options are personal to Executive and are not transferable by Executive. Only Executive or his estate or heirs is entitled to exercise the Options.

     (f) Payment of Cash Dividends. If the Company pays any cash dividends with respect to the Common prior to the Termination Date, then with respect to Time Options described in paragraph 1(a) of this Agreement which have not been exercised and have not expired, the Company shall provide Executive with a substantially equivalent economic package (which substantially equivalent economic package shall be determined in the sole discretion of the Board, and may consist of a reduction in the Option Price, a payment in cash, the grant of additional employee benefits or otherwise) as if Executive had been a holder of the Common issuable upon exercise of the Time Options described in paragraph 1(a) of this Agreement at the time such cash dividends are paid. Notwithstanding the foregoing, if any such Time Options have not vested at the time the Company pays any such cash dividends, the Company's obligation to provide the aforementioned substantially equivalent economic package shall arise if, and only if, such Time Options become vested.

     (g) For purposes of this Agreement, "Cause" shall mean (i) the intentional disregard of a written direction from the Board to Executive to which Executive has not objected within ten (10) days of receiving such written direction, which intentional disregard is materially injurious to the Company or any of its affiliates, (ii) the knowing and intentional theft by Executive of property of the Company or any of its affiliates, which property has a substantial value,
(iii) the commission by Executive of an act of moral turpitude which is materially injurious to the Company or any of its affiliates or (iv) any material breach of this Agreement or any material breach of the Executive's employment agreement (as the same may be amended, modified or restated from time to time) with Dade Behring Inc.

     (h) For purposes of this Agreement, "Disability" (i) shall mean any physical or mental incapacitation which results in Executive's inability to perform his duties and responsibilities for the Company for a total of 180 days during any twelve-month period, as determined by the Board in its good faith judgment and (ii) shall be deemed to have occurred on the 180th day of such inability to perform.

     2.   Repurchase Option.

     (a) In the event that Executive is no longer employed by the Company or any of its Subsidiaries for any reason, the Executive Stock, whether held by Executive, or one or more transferees, will be subject to repurchase by the Company and the Investors (solely at their option) pursuant to the terms and conditions set forth in the Plan (the "Repurchase Option").

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     (b)  Notwithstanding any limitation in the Plan to the contrary, in the event that the Company and/or the Investors exercise the Repurchase Option, in addition to those procedures set forth in the Plan, the procedures set forth in this Section 2(b) shall apply to any repurchase of Executive Stock pursuant to the Repurchase Option. If, within 15 days after the delivery of a Determination Notice to the holder(s) of the Executive Stock, Executive delivers to the Board a written notice stating that he objects to the Fair Market Value stated in the Determination Notice (an "Objection Notice"), Fair Market Value shall mean a fair market value selected by either a New York Stock Exchange member firm, the business valuation group of any "Big 6" accounting firm or either of the valuation firms of Houlihan Lokey or Murray Devine selected by the Board (provided that any such firm or business valuation group is an Independent Third Party) (the "Independent Valuation Expert") which is equal to the midpoint of the range of fair market values for the Company, divided by the number of shares of stock of the Company then outstanding on a fully diluted basis, as determined by the Independent Valuation Expert; provided that Executive will not be permitted to deliver an Objection Notice in connection with a Determination Notice which states a fair market value which is greater than or equal to any previous fair market value determination by an Independent Valuation Expert delivered to the Company no more than one (1) year prior to the delivery of the Repurchase Notice. If Executive delivers an Objection Notice objecting to the Fair Market Value set forth in a Repurchase Notice which also constitutes a Determination Notice, the Company may elect to revoke the Repurchase Notice by delivering written notice thereof (a "Revocation Notice") to such holder(s) within ten (10) days of receipt of the valuation by the Independent Valuation Expert. If the Company does not deliver a Revocation Notice, the repurchase of such Executive Stock shall be effected on the basis of the Fair Market Value (to the extent applicable) determined pursuant to the Plan and this Section 2(b).

     3.   Restrictions on Transfer.

     (a) Transfer of Executive Stock. Executive will not sell, pledge or otherwise transfer any interest in any shares of Executive Stock, except pursuant to (i) the provisions of paragraphs 2, 3(b), 6 or 7 hereof or (ii) pursuant to the provisions of the Plan.

     (b) Certain Permitted Transfers. The restrictions contained in this paragraph 3 will not apply with respect to transfers of Executive Stock (i) pursuant to applicable laws of descent and distribution or (ii) among Executive's Family Group (as defined below), provided that the restrictions contained in this paragraph 3 will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock shall agree in writing to be bound by the provisions of this Agreement. "Family Group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants. Any transferee of Executive Stock pursuant to a transfer in accordance with the provisions of this subparagraph 3(b) is herein referred to as a "Permitted Transferee." Upon the transfer of Executive Stock pursuant to this paragraph 3(b), the Executive will deliver a written notice thereof (the "Transfer Notice") to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

     4.   Additional Restrictions on Transfer.

     (a) The certificates representing the Executive Stock will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND A CERTAIN EMPLOYEE OF THE COMPANY DATED AS OF OCTOBER 1, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     (b) No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

     5. Definition of Executive Stock. For all purposes of this Agreement, Executive Stock will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an Initial Public Offering (as defined in Section 7 below)), and each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to shares of Executive Stock by way of a stock split, stock dividend or other recapitalization.

     6.   Sale of the Company.

     (a) In the event of an Approved Sale (as such term is defined in that certain Amended and Restated Stockholders Agreement dated as of October 1, 1997, by and among the Company and its stockholders listed therein, as the same may be amended or otherwise modified from time to time (the "Stockholders Agreement")), each holder of Executive Stock will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Executive Stock will waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Executive Stock will agree to sell all of his shares of Executive Stock and rights to acquire shares of Executive Stock on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Each holder of Executive Stock will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     (b) The obligations of the holders of Common Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given a reasonable opportunity upon reasonable prior notice to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

     (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to the Company. If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

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

     (d) Executive and the other holders of Executive Stock (if any) will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Executive and the other holders of Executive Stock on their own behalf will not be considered costs of the transaction hereunder.

     (e) The provisions of this paragraph 6 will terminate upon the closing of an Initial Public Offering (as defined below).

     7. Public Offering. In the event that an Initial Public Offering (as defined in the Stockholders Agreement) is approved pursuant to Section 6 of the Stockholders Agreement, the holders of Executive Stock will take all necessary or desirable actions in connection with the consummation of the Initial Public Offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Executive Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Initial Public Offering.

     8. Termination of Provisions Relating to Executive Stock. The provisions of paragraphs 2 and 3, and the rights of Executive under paragraphs 7 and 8 of the Plan, will terminate upon the first to occur of (i) an Approved Sale and
(ii) (A) an Initial Public Offering and (B) the Investors and their affiliates collectively ceasing to own at least 50% of the aggregate number of shares of common stock of the Company that they own on the date hereof (as adjusted for stock splits, stock dividends and recapitalization and for exchanges in connection with a merger, consolidation, reorganization or sale).

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     9. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the Investors at the addresses indicated in the Company's records and to the other recipients at the address indicated below:

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

     To the Company:

     Dade Behring Holdings, Inc.
     c/o Bain Capital, Inc.
     Two Copley Place
     Boston, Massachusetts 02116
     Attn:  Stephen G. Pagliuca
            John Connaughton

     With a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois  60601
     Attn:  Jeffrey C. Hammes, P.C.

     To Executive:

     Jim Reid-Anderson
     1160 North Sheridan Road
     Lake Forest, Illinois  60045

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

     10. Representations and Warranties. In connection with the grant of the Options hereunder, Executive represents and warrants to the Company that:

     (a) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

     (b) As an inducement to the Company to grant the Options to Executive, as a condition thereto, Executive acknowledges and agrees that neither the grant of the Options to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate Executive's employment at any time for any reason.

     (c) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered and the Options have been granted hereunder, in connection with and as part of the compensation and incentive arrangements among the Company, Dade International Inc. and Executive and, that except as otherwise expressly provided in this Agreement, the issuance of the Options and the issuance of any Executive Stock upon the exercise of any of the Options is subject to all of the terms and conditions contained in the Plan.

     11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, any bonus arrangements upon a consummation of a sale of the Company or any of its subsidiaries.

     13. Counterparts. This Agreement may be executed in separate counterparts (any one of which may be by facsimile), each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

     14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns, provided that Executive may not assign any of his rights or obligations, except as expressly provided by the terms of this Agreement.

     15. Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning the enforceability, validity and binding effect of this Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

     16. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

     17. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any shares of Executive Stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

     18. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company, Executive and the Investors who hold 70% of the Common Stock held by the Investors.

     19. Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns.

     20. Dade Behring Holdings, Inc. 1997 Executive Stock Purchase and Option Plan. Except as otherwise expressly set forth in this Agreement, the grant of Options and issuance of Executive Stock hereunder is pursuant to, and subject to all the terms and conditions of, the Plan, attached hereto as Exhibit A.

                           *     *     *     *     *

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                            DADE BEHRING HOLDINGS, INC.

                                            By:   /s/
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                                   /s/
                                            ------------------------------------
                                                     JIM REID-ANDERSON

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